                                                                    EXHIBIT 99.1

                                   NTELOS Inc.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The accompanying unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments give effect to:

      o the proposed issuance of 3.7 million shares of common stock for 100% of the stock of R&B Communications. This merger will be accounted for using the purchase method of accounting.

      o the resulting increase in our common ownership in the WV Alliance and the subsequent consolidation (our 45% common ownership was previously accounted for on the equity method; the consolidation will be accounted for as a step transaction) due to our proposed merger with R&B Communications, which owns approximately 34.3% of the common interests of the WV Alliance.

      o the like kind exchange of certain WCS licenses for certain AT&T PCS licenses which has no effect on the pro forma balance sheet or statement of operations.

         In addition, the pro forma consolidated statements of operations give effect to the following additional transactions, as if they had occurred as of January 1, 1999. All of the following transactions were consummated during the quarter ended September 30, 2000:

      o the acquisition of Richmond-Norfolk PCS for cash of $408.6 million, our 22% limited partnership interest in RSA 5, the analog assets and operations of RSA 6 and the assumption of $20.0 million of lease obligations. This acquisition has been accounted for using the purchase method of accounting.

      o the increase in our common ownership in the VA Alliance and the subsequent consolidation (our 21% ownership interest was previously accounted for on the equity method) due to:

                - the VA  Alliance's  redemption  of the  Series  A  preferred membership interests for $16.7 million.

                - the  conversion  by us of our  Series B  preferred  membership interests in the VA Alliance into common interests.

      o the increase in our common ownership interests in the VA Alliance has been accounted for as a step acquisition.

      o the sale of the capital stock of CFW Information Services Inc., a provider of directory assistance services.

      o the adjustment to rental expense, depreciation expense and the amortization of deferred gain associated with the sale and leaseback of certain tower assets.

      o the sale of $375 million of debt securities in a private placement and the closing of a new senior credit facility.

      o the sale of our Series B, Series C and Series D Preferred Stock for gross proceeds of $250.0 million. The preferred stock has been presented to reflect the conversion of the Series D to Series C based on shareholder approval granted on December 4, 2000.

      o the repayment of substantially all of our existing indebtedness and that of the Alliances.

      o     the payment of fees and expenses related to the Transactions.

         Our unaudited pro forma Consolidated balance sheet of as of September 30, 2000 has been prepared as if the R&B Communications merger and the consolidation of the WV Alliance transactions had occurred on that date. The remainder of the Transactions occurred prior to this date and thus are currently reflected in the historical balance sheet as of September 30, 2000. The unaudited pro forma consolidated statements of operations for the periods presented give effect to all of the Transactions as if they had occurred January 1, 1999. The adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The allocation of these adjustments will be different and the difference may be material.

         The unaudited pro forma consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

         The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto.

                                   NTELOS Inc.

                 Unaudited Pro Forma Consolidated Balance Sheet
                            As of September 30, 2000
                                 (in thousands)

                                                                     Acquisitions
                                                              --------------------------
                                                    NTELOS        R&B       WV Alliance    Pro Forma       Pro Forma
                                                  Historical   Historical   Historical   Adjustments(a)   As Adjusted
                                                ------------- ------------ ------------- -------------- --------------
Current assets
  Cash and cash equivalents.................      $   39,319    $   7,122      $     10      $ (1,300)    $    45,151
  Accounts receivable, net..................          25,492        3,024         3,391             -          31,907
  Other receivables.........................          58,046        2,681             -       (57,458)          3,269
  Inventories, materials and supplies.......           5,552          502          1,020             -          7,074
  Prepaid expenses and other................           2,807          120             68             -          2,995
                                                ------------- ------------ ------------- -------------- --------------
      Total current assets..................         131,216       13,449          4,489       (58,758)        90,396

Restricted cash.............................          70,258            -             -              -         70,258
Securities and investments..................          24,830       12,448             -          4,774         42,052
Property and equipment, net.................         679,372       27,587         53,862             -        760,821

Other assets
  Cost in excess of net assets of business
    acquired................................         135,303            -             -         40,351        175,654
  Other.....................................          28,947        2,480         3,205              -         34,632
                                                ------------- ------------ ------------- -------------- --------------
       Total other assets...................         164,250        2,480         3,205         40,351        210,286
                                                ------------- ------------ ------------- -------------- --------------
       Total assets.........................      $1,069,926    $  55,964    $   61,556     $  (13,633)   $ 1,173,813
                                                ============= ============ ============= ============== ==============


Current liabilities
   Accounts payable.........................      $   35,743    $   1,494    $    3,112      $       -    $    40,349
   Current portion of long-term debt and
       capital lease obligations............           4,090          401             -              -          4,491
   Current portion of recognized losses in PCS
       ventures.............................               -        3,076            -         (3,076)              -
   Other accrued liabilities................          29,921        1,546          322          1,250          33,039
                                                ------------- ------------ ------------- -------------- --------------
         Total current liabilities..........          69,754        6,517         3,434        (1,826)         77,879


Long-term debt..............................         514,409        7,254        57,458       (57,458)        521,663
Capital lease obligations...................          12,054            -             -              -         12,054

Long-term liabilities
   Deferred income taxes....................          46,631        4,178             -              -         50,809
   Retirement benefits......................          11,863        1,997             -              -         13,860

   Long-term portion of recognized losses in PCS
           ventures.........................                        9,837                      (9,837)              -

   Other....................................          12,704           75        12,836              -         25,615
                                                ------------- ------------ ------------- -------------- --------------
       Total long-term liabilities..........          71,198      16,087         12,836        (9,837)         90,284
                                                ------------- ------------ ------------- -------------- --------------

Minority Interests..........................           1,258            -             -          (959)            299
Series B redeemable preferred stock.........         107,308            -             -              -        107,308
Series C redeemable preferred stock.........         137,115            -             -              -        137,115

Shareholders' equity (deficit)/members'
     interests/(deficit)                             156,830       26,106      (12,172)         56,447        227,211
                                                ------------- ------------ ------------- -------------- --------------

     Total liabilities and shareholders'
          equity (deficiency)                    $ 1,069,926    $  55,964    $  61,556    $    (13,633)   $ 1,173,813
                                                ============= ============ ============= ============== ==============

                  Notes to Pro Forma Consolidated Balance Sheet
                                 (in thousands)

The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical financial statements as of the date noted.


(a) Pro forma adjustments to the Pro Forma Consolidated Balance Sheet are summarized in the following table (in thousands) and are described in the notes that follow.

                                                        Merger with         Alliance            Total Net
                                                          R&B (1)       Step Acquisition (2)    Adjustment
                                                    ---------------------------------------------------------

Cash and cash equivalents........................       $    (1,300)         $      -          $    (1,300)
Other receivables................................                 -           (57,458)             (57,458)
Securities and investments.......................              (959)            5,733                4,774
Cost in excess of net assets of business
  acquired.......................................            46,825            (6,474)              40,351
Current portion of recognized losses in PCS
  ventures.......................................                 -            (3,076)              (3,076)
Other accrued liabilities........................             1,250                 -                1,250
Long-term debt...................................                 -           (57,458)             (57,458)
Long-term portion of recognized losses in PCS
  ventures.......................................                 -            (9,837)              (9,837)
Minority interests...............................              (959)                -                 (959)
Shareholders' equity (deficit)/members' interests
  (deficit)......................................            44,275            12,172               56,447


(1) Represents the merger with R&B Communications for 3.7 million common shares of NTELOS Inc. at $18.94 per share (the average of our common stock price for the two days prior to announcement and two days subsequent to announcement). The actual number of shares to be issued in the merger is based on the exchange ratio of 60.27 NTELOS shares to one R&B share. The following represents the adjustment to common equity and the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired (in thousands):



      Fair value of NTELOS common stock issued..............     $     70,381
      Less: R&B Communications net assets...................           26,106
                                                               ---------------
         Net adjustment to common equity....................           44,275

      Transaction expenses..................................            1,300
      Covenant not to compete...............................            1,250
                                                               ---------------
         Net adjustment to goodwill.........................     $     46,825
                                                               ===============



         We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets to be determined by an independent appraiser subsequent to close, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property, and residual goodwill. We have assumed an average amortization period of twenty years for goodwill for illustration purposes.

The adjustment also eliminates the $959,000 investment held by NTELOS in certain R&B PCS licenses.

(2) Represents the purchase accounting adjustments necessary to reflect the consolidation of the WV Alliance. A controlling interest in the WV Alliance will be obtained through the merger with R&B Communications. Following this transaction, we will own approximately 79% of the WV Alliance. The following represents the adjustment to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired relating to the WV Alliance and the elimination of R&B Communications' investment in the VA Alliance, which we currently report on a consolidated basis (in thousands):

Elimination of negative investment balance................   $       (18,646)
Elimination of historical net equity deficit of Alliances.            12,172
                                                             -----------------
   Net adjustment to goodwill.............................    $       (6,474)
                                                             =================


         We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets to be determined by an independent appraiser subsequent to close, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property, and residual goodwill. We have assumed an average amortization period of twenty years for goodwill for illustration purposes.

                                   NTELOS Inc.
                        Unaudited Pro Forma Consolidated
                             Statement of Operations
                                 (in thousands)
                      For the year ending December 31, 1999

                                                          Acquisitions
                                    ------------------------------------------------------------------
                                                             Richmond -
                                    NTELOS         R&B      Norfolk PCS    VA Alliance     WV Alliance   Pro Forma       Pro Forma
                                  Historical    Historical   Historical     Historical     Historical   Adjustments     As Adjusted
                                  ----------    ----------   ----------     ----------     ----------   -----------     -----------
Operating revenues
    Wireless communications..... $   21,692    $   1,257    $   50,456      $   13,377     $    2,989    $  (14,986) (a)  $   74,785
    Wireline communications.....     44,110       14,500             -               -              -            -            58,610
    Other communication services      4,028        1,012             -               -              -            -             5,040
                                 ----------    ---------    ----------      ----------     ----------    ----------       ----------
                                     69,830       16,769        50,456          13,377          2,989       (14,986)         138,435
                                 ----------    ---------    ----------      ----------     ----------    ----------       ----------

Operating expenses
   Cost of goods sold...........      8,142            -        15,137           5,864          3,065        (5,660) (a)      26,548
   Maintenance and support......     15,212        4,917        10,498           6,638          4,130        (1,099) (a)      40,296
   Depreciation and amortization     11,323        2,808        13,866           7,770          2,068        20,051  (b)      57,886
   Asset impairment charge......      3,951            -             -               -              -             -            3,951
   Customer operations..........     11,685        2,031        25,705           8,685          4,094             -           52,200
   Corporate operations.........      6,846        2,356         7,315           2,517          1,743             -           20,777
                                 ----------    ---------    ----------      ----------     ----------    ----------       ----------
                                     57,159       12,112        72,521          31,474         15,100        13,292          201,658
                                 ----------    ---------    ----------      ----------     ----------    ----------       ----------

Operating income (loss).........     12,671        4,657      (22,065)        (18,097)       (12,111)       (28,278)        (63,223)

Other income (expenses)
   Interest expense, net........       (900)        (348)       (1,462)         (8,042)        (1,176)      (61,348) (c)    (73,276)
   Net Equity income (loss)
       from PCS and other
       wireless investees.......   (11,187)       (9,652)            -               -              -        21,358  (d)        519
   Gain/(loss) on sale of assets     8,318           252          (806)              -              -             -           7,764
   Other income (expense).......         -            -           (171)              -              -         2,291  (e)      2,120
                                 ----------    ---------    ----------      ----------     ----------    ----------       ----------
                                    (3,769)      (9,748)       (2,439)         (8,042)        (1,176)       (37,699)        (62,873)
                                 ----------    ---------    ----------      ----------     ----------    ----------       ----------
Income (loss) from continuing
   operations before income
   taxes and minority interests.      8,902      (5,091)      (24,504)        (26,139)       (13,287)       (65,977)       (126,096)
Income taxes (benefit)..........      2,622        (917)             -              -              -        (48,013) (f)    (46,308)
                                 ----------    ---------    ----------      ----------     ----------    ----------       ----------

Income (loss) from continuing
   operations before minority
   interests....................      6,280      (4,174)      (24,504)        (26,139)       (13,287)       (17,964)        (79,788)
Minority interests..............       (389)          -             -               -              -           389   (a)         -
                                 ----------    ---------    ----------    ------------   ------------    ----------       ----------
Net income (loss)...............  $   5,891   $  (4,174)   $  (24,504)    $   (26,139)   $   (13,287)    $  (17,575)     $  (79,788)
                                 ==========   ==========   ===========    ============   ============    ===========     ===========

Dividend requirement on                                                                                  $    18,598 (g) $    18,598
  preferred stock                                                                                        ===========     ===========
Income (loss) applicable to
  common shares.................                                                                                         $  (98,386)
                                                                                                                         ===========
Net loss per common shares-
   basic and diluted ...........                                                                                         $    (5.88)
                                                                                                                         ===========

Average shares outstanding -
   basic and diluted............                                                                                             16,742

Other data:
  EBITDA (h)....................     27,945        7,465       (8,199)        (10,327)       (10,043)        (8,227)         (1,386)
  Depreciation and amortization.     11,323        2,808       13,866           7,770          2,068         20,051          57,886
  Interest expense paid or
     payable in cash............        900          685        1,462           8,304          1,176         56,398          68,925
  Cash flows provided (used in):
       Operating activities.....     31,547        7,680       (6,955)        (22,926)       (12,478)       (64,876)        (68,008)
       Investing activities.....    (42,843)      (5,804)     (12,455)        (23,202)       (26,306)             -        (110,610)
       Financing activities.....     11,452         (568)      19,832          46,132         38,781              -         115,629
  Pro forma deficiency of
     earnings to fixed charges..                                                                                           (126,615)

                                   NTELOS Inc.
                        Unaudited Pro Forma Consolidated
                             Statement of Operations
                                 (in thousands)

                For the nine months ending September 30, 2000 for
                         NTELOS, R&B and WV Alliance

             For the period from January 1, 2000 to July 26, 2000
                   for Richmond-Norfolk PCS and VA Alliance


                                                            Acquisitions
                                    -----------------------------------------------------------------
                                                            Richmond -
                                     NTELOS       R&B      Norfolk PCS     VA Alliance   WV Alliance       Pro Forma     Pro Forma
                                   Historical  Historical   Historical     Historical     Historical      Adjustments    As Adjusted
                                   ----------  ----------   ----------     ----------     ----------      -----------    -----------
Operating revenues
    Wireless communications...   $   29,159    $   1,112    $   30,812   $    11,902     $    9,870    $   (8,650) (a)    $   74,205
    Wireline communications...       43,860       11,783             -             -              -                           55,643
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------
                                     75,552       13,631        30,812        11,902          9,870        (8,650)           133,117
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------
Operating expenses
   Cost of goods sold.........       10,687            -         8,505         5,419          6,470        (3,669) (a)        27,412
   Maintenance and support....       20,488        3,917         7,402         4,392          4,818        (1,468) (a)        39,549
   Depreciation and amortization     18,975        2,557         8,079         4,461          1,713         14,711 (b)        50,496
   Asset impairment charge....        5,625            -            -              -              -                            5,625
   Customer operations........       18,369        2,338        12,560         5,520          5,104              -            43,891
   Corporate operations.......        7,521        2,604         3,291         2,031          1,526              -            16,973
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------
                                     81,665       11,416        39,837        21,823         19,631          9,574           183,946
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------

Operating income (loss).......      (6,113)        2,215       (9,025)       (9,921)        (9,761)       (18,224)          (50,829)

Other income (expenses)
   Interest expense, net......     (10,249)         (86)         (806)       (7,770)        (3,128)       (32,328) (c)      (54,367)
   Net Equity income (loss)
       from PCS and other
       wireless investees.....      (9,318)     (10,819)            -              -              -        20,485 (d)            348
   Gain/(loss) on sale of assets     62,633            -            -              -              -      (62,633) (a)            -
   Other income (expense).....      (6,276)            -          (44)             -              -         7,994 (a) (e)      1,674
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------
                                     36,790     (10,905)         (850)       (7,770)        (3,128)       (66,482)          (52,345)
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------
Income (loss) from continuing
   operations before income
   taxes and minority interests      30,677      (8,690)       (9,875)      (17,691)       (12,889)       (84,706)         (103,174)
Income taxes (benefit)........       12,229      (3,350)            -              -              -       (46,796) (f)      (37,917)
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------
Income (loss) from continuing
   operations before minority
   interests..................       18,448      (5,340)       (9,875)      (17,691)       (12,889)       (37,910)          (65,257)

Minority interests............        (105)            -             -             -              -            105 (a)             -
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------
Net income (loss).............       18,343      (5,340)       (9,875)      (17,691)       (12,889)       (37,805)          (65,257)

Dividend requirement on
preferred stock                       5,670            -             -             -              -          9,153 (g)        14,823
                                 ----------- ------------ ------------ -------------- --------------  -------------     ------------
Income (loss) applicable to
  common shares...............   $   12,673   $  (5,340)     $ (9,875)  $   (17,691)   $   (12,889)   $   (46,958)      $   (80,080)
                                 =========== ============ ============ ============== ==============  =============     ============
Net loss per common shares -
   basic and diluted .........                                                                                           $    (4.76)
                                                                                                                        ============

Average shares outstanding -
   basic and diluted..........                                                                                                16,815

Other data:
  EBITDA (h)..................       18,487        4,772         (946)       (5,460)        (8,048)        (3,513)             5,292
  Depreciation and amortization      18,975        2,557         8,079         4,461          1,713         14,711            50,496
  Interest expense paid or
     payable in cash..........       13,748          337           806         7,770          3,128         25,315            51,104

  Cash flows provided (used in):
       Operating activities...       13,015        5,575       (2,846)      (11,942)       (11,879)       (29,017)          (37,094)
       Investing activities...    (563,936)      (6,200)       (7,352)        11,884          2,489              -         (565,115)
       Financing activities...      590,042        (471)         9,776            59          9,391              -           608,797
  Pro forma deficiency of
     earnings to fixed charges                                                                                             (103,522)

The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical financial statements for the periods noted.(1)

(a) The pro forma adjustments to revenue, cost of goods sold, operating expenses, and minority interest represent (i) the elimination of operating results and gain associated with the disposition of the analog assets and operations of RSA6, (ii) the elimination of certain intercompany revenues and expenses between combining companies, (iii) elimination of bridge commitment fees, and (iv) incremental rent expense associated with the sale of certain tower assets which occurred in the first quarter of 2000 and the subsequent leaseback of such tower assets.

(b)  The pro forma adjustment to depreciation and amortization  expense reflects
     (i) the elimination of historical depreciation expense associated with the sale of certain tower assets which occurred in the first quarter of 2000, the disposition of RSA6 which occurred in the third quarter of 2000 and
     (ii) the application of purchase accounting (A) to R&B Communications and the WV Alliance and (B) to Richmond-Norfolk PCS and the VA Alliance (which was effectively recorded during the third quarter of 2000).

                                                               Year Ended            Nine Months Ended
                                                            December 31, 1999        September 30, 2000
                                                            -----------------        ------------------
Historical depreciation elimination:
   Tower asset sales.................................         $          (759)         $          (928)
   RSA6..............................................                    (316)                    (207)
                                                              ---------------          ---------------
                                                              $        (1,075)         $        (1,135)
                                                              ---------------          ---------------

Purchase accounting:
   R&B Communications................................         $         2,341          $         1,756
   Richmond-Norfolk PCS..............................                  16,717                   12,538
   Transaction expenses..............................                     225                      170
   Alliances.........................................                   1,843                    1,382
                                                              ---------------          ---------------
                                                              $        21,126          $        15,846
                                                              ---------------          ---------------

Total depreciation and amortization expense adjustment        $        20,051          $        14,711
                                                              ===============          ===============

The merger with R&B Communications, the acquisition of Richmond-Norfolk PCS and the consolidation of the Alliances will be or have been accounted for as purchases. Under purchase accounting, the total purchase cost will be allocated to the assets acquired and liabilities assumed, based on valuations and other studies, as of the date of acquisition. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the estimated pro forma amounts included in this offering memorandum. For pro forma purposes, the preliminary goodwill balance is being amortized over twenty years.

(c) Represents the pro forma adjustment to interest expense for the senior credit facility, senior notes, retained indebtedness, amortization of debt discount for issuance of warrants and amortization of related debt issuance costs less the historical interest expense on debt repaid.

     A 0.125% increase or decrease in the assumed interest rate applicable to the senior credit facility and senior notes would change the pro forma interest expense and income before taxes by $657,000 for the year ended December 31, 1999 and $493,000 for the nine months ended September 30, 2000.

(d) Represents the elimination of the equity losses related to the Alliances, previously recorded by NTELOS and R&B Communications. After the transactions are complete, we will control the Alliances. As such, the Alliances' income statements have been consolidated with ours. See note (2) to unaudited pro forma balance sheet for further explanation.

(e) Represents (1) rental income earned on the excluded assets from the disposition of the directory assistance operations, and (2) amortization of the deferred gain from the sale and leaseback of certain tower assets.

--------
/1/ Results of operations from July 27, 2000 to September 30, 2000 for
    Richmond-Norfolk PCS and VA Alliance have been consolidated with NTELOS' historical operations.

(f)  Represents   the  tax  effect  of  the  pro  forma   adjustments   and  the
     consolidation of the Alliances and Richmond-Norfolk PCS at the applicable effective tax rate.

(g) Represents the 8.5% per annum dividend on the Series B preferred stock and the 5.5% per annum dividend on the Series C preferred stock which both accrete semi-annually plus the accretion of the discount related to the 500,000 warrants and transactions expenses related to the preferred equity placements.

(h) EBITDA is defined, for any period, as earnings before income taxes and minority interest, interest expense, interest income, depreciation and amortization, gain/(loss) on sale of fixed assets, net equity income/loss from investees and asset impairment charge. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDA should not be considered as an alternative to net income as a measure of our operating results or to cash flow as a measure of liquidity. Because EBITDA is not calculated identically by all companies, the presentation herein may not be strictly comparable to other similarly titled measures of other companies.


Pro forma EDITDA is calculated as follows:

                                                        Twelve Months Ended       Nine Months Ended
                                                         December 31, 1999        September 30, 2000
                                                         -----------------        ------------------

Pro forma net loss income taxes and  minority              $       (126,096)       $     (103,203)
interest.........................................
Adjustments:.....................................

     Other (income) / expense....................                    (2,120)               (1,674)
     Gain on sale of fixed assets................                    (7,764)                    -
     Net equity income from other wireless investees                   (519)                 (348)
     Interest expense, net.......................                    73,276                54,367
     Asset impairment charge.....................                     3,951                 5,625
     Depreciation and amortization...............                    57,886                50,525

                                                           ----------------        --------------
Pro forma EDITDA.................................          $         (1,386)       $        5,292
                                                           ================        ==============